Exhibit 10.2

RESIGNATION AND RELEASE AGREEMENT

THIS RESIGNATION AND RELEASE AGREEMENT (the “Agreement”) is made, entered into and effective as of January 1, 2016 (“Effective Date”), by and among Blaise J. Wolfrum, M.D., Accelera Healthcare Management Service Organization, LLC (the “Company”), and Accelera Innovations, Inc., (“Accelera”). All parties to this Agreement may be individually referred to herein as a “Party” or collectively as the “Parties.”

1. Resignation. Blaise J. Wolfrum, M.D. hereby resigns as the Manager and from any and all positions of the Company, effective immediately.

2. Release. The Company and Accelera, and any of their affiliates or other parties claiming by or through the Company or Accelera, agree to generally and forever release and discharge Blaise J. Wolfrum, M.D., from any and all claims, actions, lawsuits, obligations, or liability, monetary or otherwise, whether known or unknown, arising from or related to the Operating Agreement of the Company, his performance and actions as Manager of the Company, or any other issue or matter arising prior to or on the date of full execution of this Agreement. In addition, the Company and Accelera, and any of their affiliates or other parties claiming by or through the Company or Accelera, agree and covenant not to make, commence, file, or assert against Blaise J. Wolfrum, M.D., any claim, lawsuit, action, or other request for relief arising from or related to the Operating Agreement of the Company, his performance and actions as Manager of the Company, or any other issue or matter arising prior to or on the date of full execution of this Agreement.

3. Indemnification of Seller and Company. The Company and Accelera, and their respective affiliates, shall defend, indemnify, and hold harmless Blaise J. Wolfrum, M.D. from and against any and all claims, damages, losses, and expenses, including reasonable attorneys’ fees, suffered or incurred, including any incidental, consequential, special, exemplary or punitive damages by Blaise J. Wolfrum, M.D arising from, relating to or otherwise in respect of (i) the Operating Agreement of the Company, (ii) the operation of the business of the Company, and, (iii) any breach of any covenant, warranty, or agreement in this Agreement.

4. Remedies. All Parties shall have the right to recover damages resulting from any breach of this Agreement, which shall be cumulative and non-exclusive. Should Company or Accelera or an affiliate of Company or Accelera commence any lawsuit or other action against Blaise J. Wolfrum, M.D., for any claim arising from or related to this Agreement, Blaise J. Wolfrum, M.D. shall be entitled, in addition to such other relief as may be granted, to an award of all of its reasonable costs and expenses, including, but not limited to, expert fees, and reasonable attorneys’ fees incurred in connection therewith from Company or Accelera and their respective affiliates.

5. Governing Law: This Agreement shall be governed by and interpreted under Illinois law, including its choice of law provisions. Any and all disputes arising from or relating to this Agreement shall be brought in the Circuit Court of DuPage County, Illinois.

6. Severability. Notwithstanding any other provision in this Agreement, if any part or provision of this Agreement is declared or held unenforceable, such declaration shall not affect any other part or provision of this Agreement.

7. Authorized Signatures and Counterparts. The Parties to this Agreement represent and warrant that the persons who execute this Agreement have actual or apparent authority to bind the Party to the terms and conditions of this Agreement. The Parties also agree that this Agreement may be executed in counterparts, and all counterparted executions shall be treated as a single execution of this Agreement by all Parties. The Parties also agree that faxed, scanned, or other photocopied signatures on this Agreement shall be treated as original signatures.

8. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any provision of this Agreement of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

12. Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Resignation and Release Agreement effective as of the Effective Date.

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[TERMINATION AGREEMENT SIGNATURE PAGE]

Blaise J. Wolfrum, M.D.

/s/ Blaise J. Wolfrum, M.D
By:	Blaise J. Wolfrum, M.D.

Accelera Innovations, Inc.

/s/ Cindy Boerum
By:	Cindy Boerum
Its:	President

Accelera Healthcare Management Service Organization, LLC

/s/ Cindy Boerum
Accelera Innovations, Inc.
By:	Cindy Boerum
Its:	President

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